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EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Semele Group Inc. of our report dated March 2, 1998, included in the 1997 Annual Report to stockholders of Semele Group Inc.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 2, 1998